Exhibit 99.3

Innovo Group Announces Deal to Acquire Joe’s Jeans Brand

LOS ANGELES, February 7, 2007 – Innovo Group Inc. (the “Company”) (NASDAQ: INNO) today announced that it has entered into a merger agreement with JD Holdings, Inc., to acquire all rights, title and interest in and to the Joe’s® and Joe’s Jeans™ brand and related marks.  JD Holdings, Inc. is owned by Joe Dahan, president of the Company’s Joe’s Jeans, Inc. subsidiary and creative director of the brand.  In exchange for these rights and subject to approval by its stockholders, the Company expects to issue to JD Holdings 14 million shares of its common stock, pay $300,000 in cash at closing and enter into a long-term employment agreement with Joe Dahan to remain as creative director.  In the event that the merger is approved, the existing license agreement will terminate and the Company will own all right, title and interest in the brand and marks.  The Company also announced today that it has signed a license agreement with The Betesh Group, to become effective upon approval of the merger, to produce handbags and small leather goods, including belts and wallets, for men and women under the Joe’s® brand.

Marc Crossman, President and Chief Executive Officer of the Company, commented, “This transaction represents a major milestone in our Company’s history.  This acquisition will cap our strategic overhaul by transforming us from a lower margin private label manufacturer and brand licensee into a lifestyle brand owner and manager with denim expertise focused on developing premium denim products under the Joe’s® and Joe’s Jeans™ brands.”

Crossman added, “In connection with this acquisition, we will be seeking alternative streams of revenue to complement our organic growth, including licensing opportunities both domestically and internationally.  As part of this strategy, the license agreement we announced today is the first in what we believe will be a number of strategic steps toward achieving this objective.  We look forward to seeking additional similar opportunities as we move through 2007.”

About Innovo Group Inc.

Innovo Group Inc., through its operating subsidiary Joe’s Jeans, Inc., is a design and sales organization designing, producing and selling apparel products to the retail and premium markets under the Joe’s(TM) and Joe’s Jeans® brands. Under these brands, the Company’s apparel products consist of men’s and women’s denim and denim-related apparel products. More information is available at the company web site at www.innovogroup.com or at www.joesjeans.com.

Statements in this news release which are not purely historical facts are forward-looking statements, including statements containing the words “intend,” “believe,” “estimate, “project,” “expect” or similar expressions  Forward looking statements in this press release include, without limitation, our ability to consummate a merger transaction with JD Holdings, our ability to capture market share in the premium denim category, our ability to achieve long-term profitability, our expectations for our Joe’s Jeans® brand in the marketplace and our belief in our growth strategy, including licensing opportunities and a lifestyle brand.   These statements are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended.  All forward-looking statements are based upon information available to Innovo Group Inc. on the date of this release.  Any forward-looking statement inherently involves risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to: uncertainty regarding the effect or outcome of the Company’s decision to enter into a merger transaction and explore strategic alternatives, including licensing opportunities; continued acceptance of the Company’s products in the marketplace, particularly acceptance and near-term sales of the Company’s brands such as Joe’s®; successful implementation of its strategic plan; the extension or refinancing of its existing bank facility and the restrictions any such extension or refinancing could place on the company; the ability to obtain new financing from other financing sources; the ability to generate positive cash flow from operations and asset sales; competitive factors, including the possibility of major customers sourcing product overseas in competition with our products; dependence upon third-party vendors; a possible oversupply of denim in the marketplace; and other risks detailed in the Company’s periodic report filings with the Securities and Exchange Commission.  By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.  Readers are cautioned not to place undue reliance on forward-looking statements.

Contact:

Innovo Group, Inc.

Dustin Huffine

323-837-3700

Integrated Corporate Relations

Investors: Brendon Frey/James Palczynski

203-682-8200